                                             Viacom-Paramount and the Combined Company
                                                    Unaudited Pro Forma Combined
                                                 Ratio of Earnings to Fixed Charges
                                             For the Three Months Ended March 31, 1994
                                                    (In millions, except ratios)

                                    Viacom
                          ------------------------------
                                                                      Paramount                              Blockbuster
                                   Pro Forma              Pro Forma    Merger       Viacom-     Pro Forma      Merger      Combined
                          Viacom  Adjustments  Pro Forma  Paramount  Adjustments   Paramount   Blockbuster   Adjustments   Company
                          ------  -----------  ---------  ---------  -----------   ---------   -----------   -----------   --------
Earnings before income
taxes................... ($352.3)     2.4       ($349.9)    ($84.5)     $267.3      ($167.1)     $104.8        ($31.4)      ($93.7)

Add:
  Distributed income of
  affiliated companies..     7.8     (4.5)          3.3                                 3.3                                    3.3

  Distributed income of
  affiliated companies,
  net of equity pick-up.                                      (2.3)                    (2.3)                                  (2.3)

  Interest expense, net
  of capitalized
  interest..............    61.4     (2.4)         59.0       14.1        65.9        139.0        22.0                      161.0

  Capitalized interest
  amortized.............     1.9                    1.9        1.9                      3.8                                    3.8

  Interest rate factor
  of rental expense.....     8.7                    8.7        5.7                     14.4        17.0                       31.4
                          ------------------------------  ---------  -----------   ---------   -----------   -----------   --------

Earnings................ ($272.5)   ($4.5)      ($277.0)    ($65.1)     $333.2        ($8.9)     $143.8        ($31.4)      $103.5
                          ==============================  =========  ===========   =========   ===========   ===========   ========

Fixed Charges:
  Interest costs on all
   indebtedness.........   $62.4    ($2.4)        $60.0      $15.9       $65.9       $141.8       $22.0                     $163.8
  Interest rate factor
   of rental expense....     8.7                    8.7        5.7                     14.4        17.0                       31.4
                          ------------------------------  ---------  -----------   ---------   -----------   -----------   --------
Total fixed charges.....    71.1     (2.4)         68.7       21.6        65.9        156.2        39.0                      195.2
  Preferred stock
   dividend
   requirement..........    17.6                   17.6                                17.6                      (5.9)        11.7
Total fixed charges and
  preferred stock
  dividend requirements.   $88.7    ($2.4)        $86.3      $21.6       $65.9       $173.8       $39.0         ($5.9)      $206.9
                          ==============================  =========  ===========   =========   ===========   ===========   ========

Ratio of earnings to
  fixed charges.........     (a)                    (a)        (a)                      (a)         3.7x                       (a)
                          ======               =========  =========                =========   ===========                 ========

Ratio of earnings to
  fixed charges and
  preferred stock
  dividend requirements.     (b)                    (b)        (b)                      (b)         3.7x                       (b)
                          ======               =========  =========                =========   ===========                 ========


(a) Additional earnings
    required to cover
    fixed charges.......  $343.6                 $345.7      $86.7                   $165.1                                  $91.7
                          ======               =========  =========                =========                               ========

(b) Additional earnings
    required to cover
    combined fixed
    charges and
    preferred stock
    dividends...........  $361.2                 $363.3      $86.7                   $182.7                                 $103.4
                          ======               =========  =========                =========                               ========

                                             Viacom-Paramount and the Combined Company
                                                    Unaudited Pro Forma Combined
                                                 Ratio of Earnings to Fixed Charges
                                                For the Year Ended December 31, 1993
                                                    (In millions, except ratios)

                                    Viacom
                          ------------------------------
                                                                      Offer and
                                                                      Paramount                              Blockbuster
                                   Pro Forma              Pro Forma    Merger       Viacom-     Pro Forma      Merger      Combined
                          Viacom  Adjustments  Pro Forma  Paramount  Adjustments   Paramount   Blockbuster   Adjustments   Company
                          ------  -----------  ---------  ---------  -----------   ---------   -----------   -----------   --------
Earnings before income
  taxes.................  $301.8     $8.9        $310.7     $241.7     ($399.5)      $152.9      $360.4       ($125.4)      $387.9

Add:
  Distributed income of
  affiliated companies..    13.4    (12.0)          1.4        --                       1.4                                    1.4

  Distributed income of
  affiliated companies,
  net of equity pick-up.                                      (9.5)                    (9.5)                                  (9.5)

  Interest expense, net
  of capitalized
  interest..............   154.1     (8.9)        145.2       76.0       250.5        471.7        98.7                      570.4

  Capitalized interest
  amortized.............     2.1                    2.1        6.2                      8.3                                    8.3

  Interest rate factor
  of rental expense.....    24.8                   24.8       33.8                     58.6        60.4                      119.0

  Preferred stock
  dividends of majority-
  owned subsidiaries....                                                                0.8                                    0.8
                          ------------------------------  ---------  -----------   ---------   -----------   -----------   --------

Earnings................  $496.2   ($12.0)       $484.2     $348.2     ($149.0)      $683.4      $520.3       ($125.4)    $1,078.3
                          ==============================  =========  ===========   =========   ===========   ===========  =========

Fixed Charges:
  Interest costs on all
   indebtedness.......... $154.5    ($8.9)       $145.6      $82.4      $250.5       $478.5       $98.7                     $577.2
  Interest rate factor
   of rental expense.....   24.8                   24.8       33.8                     58.6        60.4                      119.0
    Preferred stock
     dividends of
     majority-owned
     subsidiaries........                                                                           0.8                        0.8
                          ------------------------------  ---------  -----------   ---------   -----------   -----------   --------
Total fixed charges......  179.3     (8.9)        170.4      116.2       250.5        537.1       159.9                      697.0
  Preferred stock
   dividend requirement..   22.4    130.2         152.6                               152.6                     (51.0)       101.6
Total fixed charges and
  preferred stock
  dividend requirements.. $201.7   $121.3        $323.0     $116.2      $250.5       $689.7      $159.9        ($51.0)      $798.6
                          ==============================  =========  ===========   =========   ===========   ===========   ========

Ratio of earnings to
  fixed charges..........    2.8x                   2.8x       3.0x                     1.3x        3.3x                       1.5x
                          =======              =========  =========                =========   ===========                 ========

Ratio of earnings to fixed
  charges and preferred
  stock dividend
  requirements...........    2.5x                   1.5x       3.0x                     (a)         3.3x                       1.4x
                          =======              =========  =========                =========   ===========                 ========

(a)  Pro forma earnings of Viacom-Paramount were insufficient to cover pro forma combined fixed charges and preferred stock dividends; additional pro forma earnings required to cover combined fixed charges and preferred stock dividends would be $6.3 million.


                                      VIACOM INC. AND SUBSIDIARIES

                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                RATIO OF EARNING TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                      (In millions, except ratios)


                               Three Months Ended
                                    March 31,                           Year Ended December 31,
                                  1994      1993        1993      1992       1991      1990      1989
                               -------------------     -----------------------------------------------
Earnings (loss) before
   income taxes                 $(352.3)    $102.1     $301.8    $155.6    $  8.2     $(70.4)   $144.9
Add:
  Distributed income of
     affiliated companies           7.8         .6       13.4       9.5       5.6        2.8       4.5
  Interest expense, net of
      capitalized interest         61.4       41.2      154.1     195.2     298.1      295.3     313.1
  Capitalized interest              1.9         .6        2.1       2.4       2.3        2.3       2.3
amortized
   1/3 of rental expense            8.7        6.3       24.8      22.6      21.5       18.8      15.5
                                -------     ------     ------    ------    ------    -------    ------
Earnings (Loss)                 $(272.5)    $150.8     $496.2    $385.3    $335.7    $ 248.8    $480.3
                                =======     ======     ======    ======    ======    =======    ======

Fixed charges:
   Interest costs on all
     indebtedness               $  62.4     $ 41.3     $154.5    $195.7    $298.6    $296.1     $313.8
   1/3 of rental expense            8.7        6.3       24.8      22.6      21.5      18.8       15.5
                                -------     ------     ------    ------    ------    -------    ------
Total fixed charges             $  71.1     $ 47.6     $179.3    $218.3    $320.1    $314.9     $329.3
                                =======     ======     ======    ======    ======    =======    ======

Ratio of earnings to
   fixed charges                Note (a)       3.2X       2.8X      1.8X      1.0X   Note (a)      1.5X
                                =======     ======     ======    ======    ======    =======    ======

Ratio of earnings to combined
fixed charges  and preferred
stock dividends                 Note (b)        --         --         --       --      --          1.3X
                                =======     ======     ======    ======    ======    =======    ======



(a) Earnings were inadequate to cover fixed charges; the additional amount of earnings required to cover fixed charges for the three months ended March 31, 1994, and the year ended December 31, 1990, would have been $343.6 million and $66.2 million, respectively.

(b) Earnings were inadequate to cover combined fixed charges and preferred stock dividends; the additional amount of earnings required to cover combined fixed charges and preferred stock dividends for the three months ended March 31, 1994, would have been $361.2 million.